EXHIBIT 99.1

ESSA Pharma Announces Clinical Trial Support Agreement with Janssen to Evaluate EPI-7386 Combinations in Patients with Prostate Cancer

South San Francisco, California and Vancouver, Canada, April 12, 2023 - ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced that the Company has entered into a clinical trial support agreement (the “Agreement”) with Janssen Research & Development, LLC (“Janssen”) to enable evaluation of ESSA’s first-in-class N-terminal domain androgen receptor inhibitor, EPI-7386, in combination with apalutamide as well as the combination of EPI-7386 with abiraterone acetate plus prednisone in patients with prostate cancer.

Under the terms of the Agreement, ESSA will sponsor and conduct a Phase 1 clinical trial evaluating the safety, pharmacokinetics, drug-drug interactions, and preliminary anti-tumor activity of EPI-7386 when administered in combination with either apalutamide or abiraterone acetate plus prednisone. Janssen will supply apalutamide and abiraterone acetate. ESSA will retain all rights to EPI-7386.

Cohort A of the Phase 1 clinical trial will assess EPI-7386 in combination with abiraterone acetate plus prednisone in patients with metastatic castration-resistant prostate cancer (“mCRPC”) and high-risk metastatic castration-sensitive prostate cancer (“mCSPC”). Cohort B is a Window of Opportunity study in which patients with non-metastatic CRPC will receive up to 12 weeks of single agent EPI-7386 before adding standard-of-care apalutamide.

“We are pleased to have this agreement in place in order to further investigate EPI-7386 in combination with apalutamide and abiraterone acetate plus prednisone in a variety of prostate cancer patient populations,” said David R. Parkinson, President and Chief Executive Officer of ESSA. “Preliminary clinical data from EPI-7386 combination studies with standard-of-care antiandrogens in mCRPC patients have shown a favorable safety profile and encouraging early signs of anti-tumor activity. We look forward to examining EPI-7386 with apalutamide and abiraterone acetate with prednisone in additional prostate cancer populations to assess the safety, tolerability, optimal dose(s) and preliminary anti-tumor activities of these approaches.”

About EPI-7386

EPI-7386 is an investigational, highly-selective, oral, small molecule inhibitor of the N-terminal domain of the androgen receptor. EPI-7386 is currently being studied in a Phase 1 clinical trial (NCT04421222) in men with castration-resistant prostate cancer (“CRPC”) whose tumors have progressed on standard-of-care therapies. The U.S. FDA has granted Fast Track designation to EPI-7386 for the treatment of adult male patients with mCRPC resistant to standard-of-care treatment. ESSA is also conducting a Phase 1/2 clinical trial (NCT05075577) of EPI-7386 in combination with enzalutamide in metastatic CRPC patients who have not yet been treated with second-generation antiandrogen therapies. ESSA retains all rights to EPI-7386 worldwide.

About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.com and follow us on Twitter under @ESSAPharma.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements regarding the terms of the Agreement; the Phase 1 clinical trial evaluating EPI-7386 in combination with apalutamide or abiraterone acetate plus prednisone; the supply of apalutamide and abiraterone acetate; the rights to EPI-7386; the treatments under Cohort A and Cohort B of the Phase 1 clinical trial; the results of preliminary clinical data from EPI-7386 combination studies, including the favorable safety profile and signs of anti-tumor activity in mCPRC patients; and other statements surrounding the Company’s clinical evaluation of EPI-7386.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA's actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA's current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA's financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA's Quarterly Report on Form 10-Q dated February 7, 2023 under the heading "Risk Factors", a copy of which is available on ESSA's profile on EDGAR at www.sec.gov and on the SEDAR website at www.sedar.com, and as otherwise disclosed from time to time on ESSA's EDGAR and SEDAR profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Company Contact Peter Virsik, Chief Operating Officer ESSA Pharma Inc. Contact: (778) 331-0962 Email: pvirsik@essapharma.com	Investor Relations Contact: Xuan Yang Solebury Strategic Communications Contact: (646) 378-2975 Email: xyang@soleburystrat.com

Media Contact: Zara Lockshin Solebury Strategic Communications Contact: (646) 378-2960 Email: zlockshin@soleburystrat.com